UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2007

STAAR Surgical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1911 Walker Ave, Monrovia, California		91016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-303-7902

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2007, the Company borrowed $5 million from Broadwood Partners, L.P. ("Broadwood") pursuant to a Senior Promissory Note (the "Note") between the Company and Broadwood. The borrowed funds will finance the Company’s pending purchase of the remaining interests in Canon Staar Co., Inc., a joint venture formed by the Company, Canon Inc. and Canon Marketing Japan, Inc. in 1988 to develop, manufacture and sell in Japan products using the Company’s technology.

The Note has a term of three years and bears interest at a rate of 7% per annum. The Note is not secured by any collateral, may be pre-paid by the Company at any time without penalty, and is not subject to covenants based on financial performance or financial condition (except for insolvency). The Note provides that, with certain exceptions, the Company will not incur indebtedness senior to or at parity with its indebtedness under the Note without the consent of Broadwood.

As additional consideration for the loan the Company also entered into a Warrant Agreement (the "Warrant Agreement") with Broadwood granting the right to purchase up to 700,000 shares of Common Stock at an exercise price of $4.00, exercisable for a period of six years. The Note also provides that if the Company has any indebtedness outstanding on the Note on June 1, 2009, it will issue additional warrants (the "Additional Warrants") on the same terms as set forth in the Warrant Agreement in a number equal to 700,000 times the percentage of the original $5 million principal that remains outstanding.

The Company announced the Share Purchase Agreement for the purchase the Canon companies’ interests in Canon Staar on October 26, 2007. At the closing, which is to occur on the later of December 28, 2007 and the date on which all conditions to closing are satisfied, the Company will pay $4 million cash consideration and 1.7 million shares of Series A Convertible Preferred Stock to the Canon Parties, and the Canon Parties will deliver all their shares of Canon Staar to STAAR. STAAR intends to use $4 million of the proceeds of the Note to pay the cash consideration, and to apply the remainder to related transaction and integration costs.

The foregoing summary of the Note and the Warrant Agreement is qualified in its entirety by reference to the full text of the agreements, which are filed as Exhibit 10.68 and 10.69 to this Report and are incorporated herein by this reference.

The Share Purchase Agreement is described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2007.

Item 3.02 Unregistered Sales of Equity Securities.

The Warrant Agreement and the conditional grant of the Additional Warrants are transactions intended to be exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Act") through the exemption available under Section 4(2) of the Act and Rule 506 of Regulation D under the Act. Broadwood is an "accredited investor" within the meaning of Rule 501(a) of Regulation D.

The Warrant Agreement, the Additional Warrants and any shares of common stock issuable thereunder (the "Warrant Shares") are "restricted securities," as defined in Rule 144(a)(3) under the Act, and accordingly may not be resold by the purchaser without registration under the Act or an available exemption from registration. Under the Warrant Agreement the Company will be obligated to file with the Securities and Exchange Commision a registration statement providing for the resale of the Warrant Shares and all other shares of common sock held by Broadwood as of December 14, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

December 19, 2007	By:	/s/Deborah Andrews

Name: Deborah Andrews
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.68	Senior Promissory Note between STAAR Surgical Company and Broadwood Partners, L.P., dated December 14, 2007.
10.69	Warrant Agreement between STAAR Surgical Company and Broadwood Partners, L.P., dated December 14, 2007.